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                                                                    Exhibit 10.4

                            EXECUTIVE EMPLOYMENT AGREEMENT


     Employment Agreement ("Agreement") dated as of June 10, 1998 between Arbor National Holdings, Inc., a New York corporation (the "Company"), and Ivan Kaufman (the "Executive").

                                      ARTICLE I

                                      EMPLOYMENT

     The Company hereby employs Executive, and Executive accepts employment with the Company, upon the following terms and conditions:


     1.1  EMPLOYMENT.

          (a) The Company hereby employs Executive, and Executive agrees to serve, as the President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Company's subsidiaries including Arbor National Commercial, LLC and Arbor Secured Funding, Inc. (such subsidiaries together with such other subsidiaries and/or affiliated entities as the Company's Board of Directors may designate are collectively called the "Subsidiaries") during the Employment Term (herein defined) of this Agreement. Subject to the Board of Directors of the Company and the Board of Directors of each Subsidiary, the Executive shall actively manage, and have responsibility for and supervision over, the business activities and affairs of the Company and the Subsidiaries, and he shall, manage, supervise and


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direct its and their officers, employees and agents.

          (b) Commencing January 1, 1999, the Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company and the Subsidiaries. Prior thereto and after the effective date of the Company's Initial Public Offering, the Executive will devote no less than three quarters of his business time and attention and best efforts to the affairs of the Company and the subsidiaries.

          (c) The Company agrees that during the Employment Term it will not, without the prior written consent of Executive, (i) relocate its headquarters more than fifteen (15) miles from its present location in Uniondale, L.I., New York; (ii) assign to Executive any duties materially inconsistent with those contemplated by Article I of this Agreement; or (iii) reduce Executive's base salary or otherwise fail to comply with any financial or other material obligation to Executive imposed on the Company by this Agreement.

          (d) The Company agrees that during the Employment Term it will use its best efforts to cause the Executive to be nominated and elected as the Chairman of the Company's Board of Directors, and will vote its stock to elect the Executive as the Chairman of the Board of Directors of each subsidiary.

          (e) Executive represents and warrants to the Company that he is free to accept employment with the Company as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way



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interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.


     1.2  TERM.  Subject to the provisions for earlier termination set forth in
Article IV hereof, this Agreement shall commence on the effective date of the Company's Initial Public Offering and thereafter continue for the period ending December 31, 1998 (the "Interim Period"). It shall thereafter be extended until the close of business on December 31, 2003 (the "Permanent Period"). The Interim Period and the Permanent Period are collectively referred to as the "Employment Term".


                                      ARTICLE II

                                     COMPENSATION


     2.1  ANNUAL SALARY; BONUS.

          (a) During the Interim Period, the Company shall pay to the Executive, on a pro rata basis, a base annual salary of $175,000. For the Permanent Period, the Company shall pay to the Executive a base annual salary of $250,000, which shall increase at a rate of 10% per year. The "Base Salary" shall be payable in accordance with the Company's customary procedures.

          (b) The Executive shall be entitled to participate in the bonus pool and any other compensation plans established for executive officers.


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          (c)  The Executive shall receive such award of stock incentives pursuant to the Company's 1998 Long-Term Incentive Plan as described on Exhibit "A" annexed hereto.


     2.2 REIMBURSEMENT OF EXPENSES. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company or any Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.


     2.3 AUTOMOBILE. At the Executive's option, the Company shall pay directly, or shall reimburse the Executive, for the full cost of leasing one automobile selected by the Executive up to a monthly sum of $1,500. The Company shall also pay directly, or reimburse the Executive, for all reasonable costs and expenses incurred by the Executive in connection with the maintenance, insurance and operation of the automobile.


     2.4 BENEFITS. The Company shall pay the Executive as additional salary the annual cost of a disability insurance policy which provides for payments equal to 75% of Base Salary during the term of disability, with payments commencing six months after the



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commencement of the disability.  The Executive shall be entitled to participate in and be covered by all health, insurance, pension and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for its executive employees generally, subject to meeting applicable eligibility requirements.


     2.5 VACATIONS AND HOLIDAYS. The Executive shall be entitled to an annual vacation leave of six (6) weeks at full pay. The Executive shall be entitled to such holidays as are established by the Company for all employees.


     2.6 KEY-MAN INSURANCE. The Company shall obtain a life insurance policy or policies on the life of Executive, in amounts determined by the Board of Directors of the Company, but in no event less than $5,000,000. Executive agrees to make himself available for such physical examinations and will execute such applications and other documents and otherwise cooperate with the Company, as may be necessary to facilitate the issuance of such policy or policies. In the event that the Company does obtain an insurance policy (the "Policy") on the life of Executive, all proceeds payable in respect thereof shall be the property solely of the Company. In the event that Executive's employment terminates for any reason other than Executive's death, Executive may request that the Policy be assigned to Executive by giving written notice to the Company to that effect. Subject to


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obtaining any requisite consent from the insurer, the Company shall, if
Executive has so requested, assign the Policy to Executive subject to Executive's reimbursement to the Company of any premiums paid by the Company which relate to any period following the date of termination of Executive's employment together with any cash value of the Policy.


                                     ARTICLE III

                     CONFIDENTIALITY; NONDISCLOSURE; NON-COMPETE


     3.1 CONFIDENTIALITY. Executive understands and acknowledges that during his employment with the Company he will be exposed to Confidential information (as defined below), all of which is proprietary and which will rightfully belong to the Company. Executive shall hold in a fiduciary capacity for the benefit of the Company such Confidential Information obtained by Executive during his employment with the Company and shall not, directly or indirectly, at any time, either during or after his employment with the Company, without the Company's prior written consent, use any of such Confidential Information or disclose any of such Confidential Information to any individual or entity other than the Company or its employees, except as required in the performance of his duties for the Company or as otherwise required by law. Executive shall take all reasonable steps to safeguard such Confidential Information and to protect such Confidential Information against disclosure, misuse, loss or theft. The term


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"Confidential Information" shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained by Executive from the Company, its subsidiary, or which was learned, discovered, developed, conceived, originated or prepared by Executive during or as a result of the performance of any services by Executive on behalf of the Company. For purposes of this Article III, the Company shall be deemed to include any entity which is controlled, directly or indirectly, by the Company and any entity of which a majority of the economic interest is owned, directly or indirectly, by the Company.


     3.2 NON-SOLICITATION. The Executive agrees that for a period of three (3) years following his termination of employment with the Company, the Executive will not, on behalf of himself or any other party, directly or indirectly, solicit, recruit, hire or cause to be hired, any individual or individuals who are employed by or act as agents or contractors for the Company or its subsidiaries/affiliates on or after his date of termination.


     3.3 RETURN OF DOCUMENTS. Except for such items which are of a personal nature to Executive (E.G., daily business planner), all writings, records, and other documents and things containing any Confidential Information shall be the exclusive property of the Company and shall not be copied, summarized, extracted from or removed from the premises of the Company, except in pursuit of the


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business of the Company at the direction of the Company and shall be delivered to the Company, without retaining any copies, upon the termination of Executive's employment or at any time thereafter as requested by the Company.


     3.4 NON-COMPETE. During the Employment Term and for the "Non-Compete Period" (herein defined), the Executive will not, directly or indirectly: (i) own, manage, operate, join, control, or participate in or be connected with, as an officer, employee partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, individual, partnership, firm or corporation (collectively "Entity"), which is at the time engaged in a business which is, directly or indirectly, in competition with the business of the Company or any Subsidiary; the foregoing provision being also intended to prohibit the Executive from acquiring or holding more than one (1%) percent of any issue of stock or securities of any Entity which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; or (ii) solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company or any Subsidiary.

          For the purposes of this Paragraph, the term "Non-Compete Period" shall mean (i) in the case the Executive's employment is terminated for Cause pursuant to Paragraph "4.2" hereof, a three (3) year period from the date of termination, and


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(ii) in the case the Executive terminates his employment pursuant to paragraph
"4.3" without Good Reason a three (3) year period from the date of termination.


     3.5 RIGHT TO INJUNCTIVE AND EQUITABLE RELIEF. The Executive's obligations not to disclose or use Confidential Information and to refrain from the non-solicitation and non-compete activities described in this Article III are of a special and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event Executive breaches such obligations. Therefore, the Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to mis-appropriation or theft or trade secrets of confidential information.


                                      ARTICLE IV

                                     TERMINATION



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     4.1  DEFINITIONS.  For purposes of this Article IV, the

following definitions shall apply to the Terms set forth below:

          "Cause" shall mean only the following:
               (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties.

               (ii) personal dishonesty, incompetence or willful misconduct by the Executive (which includes a willful, material breach of this Agreement by the Executive) which is materially injurious to the Company;

               (iii) a willful violation of any law, rule or regulation, as determined by the final judgement of an agency or court of competent jurisdiction, which violation is materially injurious to the Company or any Subsidiary or the imposition of a


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                         final order issued by any regulatory authority against
                         Company which prohibits the Executive from holding the position of President and Chief Executive Officer of the Company.

               (iv)      the willful violation by Executive of the provisions of
                         Article III.


          (a) For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company. Notwithstanding anything to the contrary in this Agreement, no termination or other action shall be considered to be for Cause under this Agreement unless (i) the Executive first shall have received at least 30 days written notice setting forth the reasons for the Company's intention to terminate or take other action and shall have been provided an opportunity to appear, accompanied by counsel, and be heard before the Board of Directors; (ii) after such appearance before the Board, the Board of Directors shall have duly adopted by a majority of the Directors of the Company then in office, and shall have provided to the Executive a certified resolution finding that in the good faith opinion of such Directors the Executive was found to have committed conduct constituting Cause, as set forth above, and specifying the


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particulars thereof in detail; and (iii) the Executive shall have failed to cure or remedy the event constituting Cause within thirty (30) days after the Executive's receipt of such certified resolution from the Board of Directors. Notwithstanding the generality of the foregoing, if the Company's Board of Directors believes that Cause for Executive's termination exists and that the continued performance by Executive of his duties hereunder pending the completion of the actions contemplated by this paragraph "4.1" could be injurious to the Company, the Company's Board of Directors shall have the right to suspend Executive's performance hereunder, effective as of the date on which the Company so notifies Executive, provided that Executive shall remain entitled to receive the compensation provided for in this Agreement from the date of any such suspension through the date of the Board of Director's final determination of whether Cause exists in accordance with the procedures set forth in this paragraph "4.1".

          (b) "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Executive becomes totally unable to continue the performance of his duties hereunder for a period of one hundred eighty (180) consecutive days or a period of an aggregate of two hundred seventy (270) days in any consecutive twenty-four (24) month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to


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designate a doctor, the Executive's legal representative.  In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability.


     4.2 TERMINATION BY COMPANY. The Company may only terminate the Executive's employment hereunder for Cause and because of the Executive's permanent disability.


     4.3 TERMINATION BY EXECUTIVE. The Executive may voluntarily terminate this Agreement[ upon ninety (90) days written notice to the Company, which termination shall be deemed to be without Good Reason. The Executive may also terminate this Agreement on thirty (30) days written notice to the Company with Good Reason in the event the Company has materially breached its material obligations to the Executive. In this case, the Executive shall state the specific facts and circumstances of such breach in the written notice provided to the Company.


     4.4 DEATH OF EXECUTIVE. This Agreement shall terminate immediately upon the death of the Executive.


     4.5  SEVERANCE BENEFITS RECEIVED UPON TERMINATION.




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          (a)  If (i) the Executive's employment is terminated by death, or by the Company for Cause or permanent disability, or (ii) the Executive terminates his employment without Good Reason, then the Company shall pay the Executive his Base Salary through the end of the month during which such termination occurs (or at the Executive's election, the rate in effect on the first day of the month preceding the month in which the date of termination occurs) plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to the Executive under this Agreement; PROVIDED, HOWEVER, that the Company will continue to honor any obligations that may have accrued under the existing Company Benefit Plans or any other agreements or arrangements applicable to the Executive.

          (b) If the Executive's employment is wrongfully terminated by the Company or by the Executive with Good Reason because the Company has materially breached its material obligations to the Executive as set forth in this Agreement, then the Company shall:

               (1) pay to the Executive within two business days following the date of termination his Base Salary through the end of the month during which such Termination occurs (or at the Executive's election, the rate in effect on the first day of the month preceding the month in which the date of Termination occurs) plus credit for any vacation earned


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                    but not taken;

               (2) pay to the Executive as liquidated damages, severance pay in a lump sum, in cash, within five business days following the date of termination, an amount equal to (i) three times the Executive's annual Base Salary in effect as of the date of termination; and (ii) an amount equal to three times the highest annual bonus received by the Executive from the Company, pursuant to this Agreement during any of the previous two years. The payment to Executive of severance pay as liquidated damages shall be Executive's sole remedy for any claim against the Company for wrongful termination or breach of this Agreement by the Company. Executive and Company agree that such amount is a reasonable approximation of damages to the Executive in the event of a breach, and that Executive and the Company are agreeing to this amount in advance to avoid the need for costly or protracted litigation on this issue; and,

               (3) maintain, at the Company's expense, in full force and effect, for the Executive's continued benefit until the earlier of (i)


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                    eighteen (18) months after the date of termination or
                    (ii) the Executive's commencement of full time employment with a new employer, all Company Benefit Plans and other programs or arrangements in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans or programs.

     4.6 NO OBLIGATION TO MITIGATE DAMAGES. The Executive shall not be required to mitigate damages for the amount of any payment provided for under this Agreement in the case where the Executive terminates his employment because the Company has materially breached its obligations hereunder, and no payment provided for under this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination.



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                                      ARTICLE V

                  ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY


     5.1 ASSUMPTION OF OBLIGATIONS. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company, as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this
Article V or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to this Agreement.


     5.2 BENEFICIAL INTERESTS. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and


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legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.




                                      ARTICLE VI

                                  GENERAL PROVISIONS


     6.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:


               If to the Company:

               Arbor National Holdings, Inc.
               333 Earle Ovington Boulevard
               Uniondale, New York  11553
               Attn.:  Chairman, Compensation Committee of
                         Board of Directors



               If to the Executive:

               Ivan Kaufman
               17 Stevens Lane


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               Kings Point, New York  11024

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


     6.2 NO WAIVERS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


     6.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.


     6.4 SEVERABILITY OF PARTIAL INVALIDITY. The invalidity or un-enforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     6.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original


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but all of which together will constitute one and the same instrument.


     6.6 LEGAL FEES AND EXPENSES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.


     6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and


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exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.


     6.8 HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the validity or interpretation of this Agreement.
















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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                              ARBOR NATIONAL HOLDINGS, INC.
                              a New York corporation


                              By: /s/ Walter Horn
                                 -----------------------------------


                              IVAN KAUFMAN

                              /s/ Ivan Kaufman
                              --------------------------------------














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